Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF II-VI INCORPORATED    , 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/06379 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.    00030003000000000000 8 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    To indicate changes change your to the the new    address registered address on name(s)    your in the account, address on the please account space check    above. may not the    Please be box submitted at note right and that via this method.    1. Proposal to approve the issuance of II-VI Incorporated’s common stock, no par value, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 8, 2018, as may be amended from time to time, by and among II-VI Incorporated, a Pennsylvania corporation, Mutation Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of II-VI Incorporated, and Finisar Corporation, a Delaware corporation. 2. Proposal to approve adjournments of II-VI Incorporated’s special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal described above.    Signature of Shareholder                Date:                Signature of Shareholder                Date:                Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.    When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

II-VI INCORPORATED Special Meeting of Shareholders , 2019 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Vincent D. Mattera, Jr., Mary Jane Raymond and Jo Anne Schwendinger, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of II-VI Incorporated that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on , 2019, at                , and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR proposals 1 and 2, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 1.1 14475